Exhibit 99.1


   BJ's Restaurants, Inc. Reports Strong Financial Results for the
              Fourth Quarter and Fiscal Year Ended 2006


    HUNTINGTON BEACH, Calif.--(BUSINESS WIRE)--Feb. 15, 2007--BJ's Restaurants, Inc. (NASDAQ:BJRI) today reported revenues and net income for the fourth quarter and fiscal year ended January 2, 2007.

    Highlights for the 13 weeks ended January 2, 2007 compared to the 13 weeks ended January 3, 2006 were as follows:

    --  Revenues increased approximately 34% to $65.9 million

    --  Comparable restaurant sales increased 5.5%

    --  Net income increased approximately 22% to $2.8 million

    --  Diluted net income per share increased 10% to $0.11

    Highlights for the 52 weeks ended January 2, 2007 compared to the 52 weeks ended January 3, 2006 were as follows:

    --  Revenues increased approximately 34% to $238.9 million

    --  Comparable restaurant sales increased 5.8%

    --  Net income increased approximately 18% to $9.8 million

    --  Diluted net income per share increased 14% to $0.41

    During the first quarter of fiscal 2006, the Company adopted SFAS No. 123 (Revised), "Share-Based Payment." SFAS No. 123R requires the fair value measurement of all stock-based payments to employees, including grants of stock options, and recognition of those expenses in the Company's results of operations. The results for fiscal 2005 do not include the impact of SFAS No. 123R. If the impact of SFAS No. 123R was included on a pro-forma non-GAAP basis in the prior year's fourth quarter, net income and diluted net income per share for the fourth quarter of fiscal 2006 would have increased approximately 41% and 38%, respectively. If the impact of SFAS No. 123R was included on a pro-forma non-GAAP basis for all of fiscal 2005, net income and diluted net income per share for fiscal 2006 would have increased approximately 52% and 46%, respectively. Reconciliations between GAAP and non-GAAP results are included in the accompanying financial data.

    "Our leadership team is very pleased with BJ's continued strong performance during the fourth quarter and for the full fiscal year," commented Jerry Deitchle, President and Chief Executive Officer. "Our 5.5% increase in comparable restaurant sales for the fourth quarter represents our 41st consecutive quarter of positive comparisons on that measure since our 1996 IPO, which is a strong testament to the broad consumer 'approachability' and sustained popularity of the BJ's concept. Additionally, during 2006, we successfully implemented several operational initiatives and toolsets, such as our automated kitchen display system and web-based labor scheduler and productivity analyzer, which enabled our restaurant operators to more efficiently process all of the business being offered to us and simultaneously improve the overall dining experience at BJ's."

    During the first six weeks of the first quarter of fiscal 2007, comparable sales increased approximately 5% and successfully hurdled an approximate 8% increase for the same period last year. "Of course, while quarter-to-date results may not be indicative of results for the entire quarter, we are very pleased with our continuing positive sales comparisons in a difficult operating environment," commented Greg Levin, Chief Financial Officer. "All of the great consumer growth companies are sales builders, first and foremost, and that is our unwavering mindset here at BJ's. We are implementing additional sales-building initiatives as we move through fiscal 2007 including, among other things, selected capacity additions to existing restaurants, complete re-launches of our off-premise and large-party sales channels, the rollout of an automated table management and seating system in our higher-volume restaurants and contemporary upgrades to our beverage offerings."

    Four new restaurants were opened during the fourth quarter of fiscal 2006 (Bakersfield, CA; Arlington, TX; Aurora, CO and Reno, NV), bringing the total number of new restaurant openings during fiscal 2006 to 11. "We successfully achieved our stated goal at the beginning of 2006 to open as many as 11 new restaurants during the year and, thereby, increased our total restaurant operating weeks by approximately 24%," said Greg Lynds, Chief Development Officer. "Additionally, as we previously announced, our new Reno restaurant includes a 15,000 barrel state-of-the-art brewery which should be able to provide BJ's premium handcrafted beer to as many as 20 of our restaurants. One of our key initiatives for fiscal 2007 is to take full advantage of the favorable production economies of scale available in our Reno brewery by rebalancing all of our internal beer production activities, with the opportunity to achieve a reduced delivered cost per barrel of beer to all of our restaurants during the second half of the year."

    The Company continues to target capacity growth of 20% to 25% during fiscal 2007, measured in terms of total restaurant operating weeks. As many as 13 new restaurants are currently planned for 2007 openings. All prospective locations for 2007 new restaurants have been identified and secured with signed leases, purchase agreements or letters of intent. Additionally, 10 signed letters of intent are already in hand for potential 2008 openings. Weather permitting, the Company currently expects to open two restaurants (Tampa, FL and Columbus, OH) in mid-March 2007, approximately four restaurants in the second quarter of 2007, approximately three new restaurants in the third quarter of 2007 and approximately four new restaurants in the fourth quarter of 2007. The actual timing of restaurant openings is inherently difficult to precisely predict and is subject to a number of factors that are outside of the Company's control, including factors that are under the control of the Company's landlords and contractors.

    During the first quarter of 2007, the Company is evaluating certain initiatives related to its strategic business and growth plan, including increased brewery productivity and improved support of its expanding restaurant operations, that may result in a one-time pretax charge in the range of $1.8 to $2.2 million (approximately $1.2 to $1.5 million net of the related tax effect) or approximately $0.05 per diluted share. First, as a result of the previously announced rebalancing of the Company's internal brewing activities associated with the planned ramp-up of Reno's brewing operations, the Company may de-commission as many as four of its older, smaller and inefficient "legacy" breweries during 2007. Second, as a result of the Company's quality-enhancing and sales-building initiatives in its restaurants, the Company is evaluating a more contemporary china/silverware/glassware program, as well as image enhancements to certain restaurant facilities, which may result in the one-time disposal of the replaced assets. Finally, the Company relocated its home office support activities to a larger leased facility during the first quarter of 2007 to more effectively accommodate the Company's planned future expansion that may result in the disposal of certain nonproductive support-related assets and associated relocation costs. Management intends to have the plans for these strategic initiatives finalized during this first quarter and implemented before the end of fiscal 2007.

    Investor Conference Call and Webcast

    BJ's Restaurants, Inc. will conduct a conference call on its fourth quarter earnings release today, February 15, 2007, at 2:00 p.m. (Pacific). The Company will provide an Internet simulcast, as well as a replay of the conference call. The link to the simulcast and rebroadcast can be found on the Company's website at http://www.bjsrestaurants.com. The rebroadcast will be available following the live broadcast and continue for 30 days.

    BJ's Restaurants, Inc. currently owns and operates 55 casual dining restaurants under the BJ's Restaurant and Brewery, BJ's Restaurant and Brewhouse or BJ's Pizza & Grill brand names. BJ's restaurants offer an innovative and broad menu featuring award-winning, signature deep-dish pizza complemented with generously portioned salads, sandwiches, soups, pastas, entrees and desserts. Quality, flavor, value, moderate prices and sincere service remain distinct attributes of the BJ's experience. The Company operates 12 microbreweries which produce and distribute BJ's critically acclaimed handcrafted beers throughout the chain. The Company's restaurants are located in California (35), Texas (8), Arizona (4), Oregon (3), Colorado (3) and Nevada (2). The Company also has a licensing interest in a BJ's restaurant in Lahaina, Maui. Visit BJ's Restaurants, Inc. on the web at http://www.bjsrestaurants.com.

    Certain statements in the preceding paragraphs and all other statements that are not purely historical constitute "forward-looking statements" for purposes of the Securities Act of 1933 and the Securities and Exchange Act of 1934, as amended, and are intended to be covered by the safe harbors created thereby. Such statements include disclosure regarding implementation of the Company's fiscal 2006 key initiatives, expectations as to restaurant openings and the effects on SFAS No. 123R on diluted net income per share for future periods. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those projected or anticipated. Factors that might cause such differences include, but are not limited to: (i) our ability to manage an increasing number of new restaurant openings, (ii) construction delays, (iii) labor shortages, (iv) minimum wage increases, (v) food quality and health concerns, (vi) factors that impact California, where 35 of our current 55 restaurants are located, (vii) restaurant and brewery industry competition, (viii) impact of certain brewery business considerations, including without limitation, dependence upon suppliers and related hazards, (ix) consumer trends, (x) potential uninsured losses and liabilities, (xi) fluctuating commodity costs including food and energy, (xii) trademark and servicemark risks, (xiii) government regulations, (xiv) licensing costs, (xv) beer and liquor regulations, (xvi) loss of key personnel,
(xvii) inability to secure acceptable sites, (xviii) limitations on insurance coverage, (xix) legal proceedings, (xx) other general economic and regulatory conditions and requirements, (xxi) and numerous other matters discussed in the Company's filings with the Securities and Exchange Commission. BJ's Restaurants, Inc. undertakes no obligation to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

    Further information concerning the Company's results of operations for fourth quarter 2006 will be provided in the Company's Form 10-K filing, to be filed with the Securities and Exchange Commission by no later than March 19, 2007.

    For further information, please contact Greg Levin of BJ's
Restaurants, Inc. (714) 500-2440.



                        BJ's Restaurants, Inc.
              Unaudited Consolidated Statements of Income
           (Dollars in thousands except for per share data)


                                             Thirteen Weeks Ended
                                       -------------------------------
                                         January 2,      January 3,
                                            2007            2006
                                       -------------------------------

Revenues                               $65,933  100.0% $49,254  100.0%
Costs and expenses:
Cost of sales                           16,895   25.6   12,788   26.0
Labor and benefits                      23,163   35.1   17,589   35.7
Occupancy and operating expenses        12,935   19.6    9,473   19.2
General and administrative               5,015    7.6    3,736    7.6
Depreciation and amortization            2,916    4.4    2,082    4.2
Restaurant opening expense               1,606    2.4      517    1.0
                                       -------------------------------
Total costs and expenses                62,530   94.7   46,185   93.7
                                       -------------------------------
  Income from operations                 3,403    5.3    3,069    6.3

Other income:
Interest income, net                       601    0.9      357    0.7
Other income, net                            2      -       25    0.1
                                       -------------------------------
Total other income                         603    0.9      382    0.8
                                       -------------------------------
  Income before income taxes             4,006    6.2    3,451    7.1

Income tax expense                       1,184    1.8    1,136    2.3
                                       -------------------------------

Net income                              $2,822    4.4%  $2,315    4.8%
                                       ===============================

Net income per share:
Basic                                    $0.11           $0.10
                                       ========        ========

Diluted                                  $0.11           $0.10
                                       ========        ========

Weighted average number of shares
 outstanding:
Basic                                   24,540          22,738
                                       ========        ========

Diluted                                 25,297          24,057
                                       ========        ========

                                           Fifty-Two Weeks Ended
                                     ---------------------------------
                                        January 2,       January 3,
                                          2007            2006 (1)
                                     ---------------------------------

Revenues                             $238,928  100.0% $178,210  100.0%
Costs and expenses:
Cost of sales                          61,420   25.7    45,458   25.5
Labor and benefits                     83,292   34.9    63,867   35.8
Occupancy and operating expenses       46,198   19.3    33,987   19.1
General and administrative             19,832    8.3    13,290    7.5
Depreciation and amortization           9,983    4.2     6,984    3.9
Restaurant opening expense              5,253    2.2     3,520    2.0
                                     ---------------------------------
Total costs and expenses              225,978   94.6   167,106   93.8
                                     ---------------------------------
  Income from operations               12,950    5.4    11,104    6.2

Other income:
Interest income, net                    1,690    0.7     1,119    0.6
Other income, net                          39      -       149    0.1
                                     ---------------------------------
Total other income                      1,729    0.7     1,268    0.7
                                     ---------------------------------
  Income before income taxes           14,679    6.1    12,372    6.9

Income tax expense                      4,834    2.0     4,021    2.3
                                     ---------------------------------

Net income                             $9,845    4.1%   $8,351    4.6%
                                     =================================

Net income per share:
Basic                                   $0.42            $0.38
                                     =========        =========

Diluted                                 $0.41            $0.36
                                     =========        =========

Weighted average number of shares
 outstanding:
Basic                                  23,287           22,134
                                     =========        =========

Diluted                                24,131           23,381
                                     =========        =========


    (1) The Company changed its fiscal week-end from Sunday to Tuesday effective its third quarter ending October 4, 2005; therefore fiscal 2005 includes two additional days of operations.



                  Selected Balance Sheet Information
                        (Dollars in thousands)

                                                 January 2, January 3,
Balance Sheet Data (end of period):                2007       2006
                                                 ---------- ----------

Cash, cash equivalents and short-term
 investments                                       $84,653    $49,847

Total assets                                      $249,849   $163,958

Total long-term debt, including current portion         $-         $-

Shareholders' equity                              $202,862   $129,899




                           Thirteen Weeks Ended  Fifty-Two Weeks Ended
                          --------------------- ----------------------
                          January 2, January 3, January 2,  January 3,
Supplemental Information
 (1)                        2007       2006        2007       2006
                          --------------------- ----------------------

Comparable restaurant
 sales % change                 5.5%       5.3%        5.8%       4.6%
Restaurants opened during
 period                           4          3          11          9
Restaurants open at
 period-end                      55         44          55         44
Restaurant operating
 weeks                          703        568       2,554      2,062


    (1) Excludes the one licensed restaurant

    Reconciliation of Non-GAAP Financial Measures

    The following table illustrates the effect on net income and net income per share if the Company had applied the fair value recognition provisions of SFAS No. 123R to all periods presented. This pro-forma non-GAAP financial information includes financial measures which the Company reconciles to the results reported in accordance with GAAP. The Company believes that pro-forma non-GAAP reporting for prior periods, giving effect to the adjustments shown in the reconciliation below, is useful to investors to permit them to compare the Company's results to prior periods using consistent assumptions regarding stock-based compensation. In addition, the Company believes that its competitors report similar non-GAAP financial information and, as a result, investors, analysts and others in the investment community expect such information to be reported as it allows them to better compare the Company's results with those of its competitors. The Company uses such non-GAAP financial measures to analyze and compare the performance of its core business. The pro-forma non-GAAP financial information presented herein should be considered supplemental to, not superior to or as a substitute for financial measures calculated in accordance with GAAP.



       (Unaudited, dollars in thousands except per share data)


                                           Thirteen Weeks Ended
                                     ---------------------------------
                                      January 2,       January 3,
                                         2007             2006
                                     (As Reported)     (Pro-Forma)
                                     ---------------------------------

Net income before stock based
 compensation                        $3,065   4.7% $2,315      4.8%(a)
Stock based compensation:
  Labor and benefits                     (7)    -      (8)       -
  General and administrative           (355) (0.5)   (479)    (1.0)
  Tax benefit of stock based
   compensation                         119   0.2     173      0.4
                                     ---------------------------------
Net income                           $2,822   4.4% $2,001      4.2%(b)
                                     =================================

Basic net income per share:
  Net income before stock based
   compensation                       $0.12         $0.10 (a)
  Stock based compensation, net       (0.01)        (0.01)
                                     -------       -------
Basic net income per share            $0.11         $0.09 (b)
                                     =======       =======

Diluted net income per share:
  Net income before stock based
   compensation                       $0.12         $0.10 (a)
  Stock based compensation, net       (0.01)        (0.02)
                                     -------       -------
Diluted net income per share          $0.11         $0.08 (b)
                                     =======       =======


                                          Fifty-Two Weeks Ended
                                    ----------------------------------
                                      January 2,       January 3,
                                        2007              2006
                                    (As Reported)      (Pro-Forma)
                                    ----------------------------------

Net income before stock based
 compensation                       $10,934   4.6% $8,351      4.6%(a)
Stock based compensation:
  Labor and benefits                    (36)    -     (30)       -
  General and administrative         (1,628) (0.7) (2,884)    (1.6)
  Tax benefit of stock based
   compensation                         575   0.2   1,049      0.6
                                    ----------------------------------
Net income                           $9,845   4.1% $6,486      3.6%(b)
                                    ==================================

Basic net income per share:
  Net income before stock based
   compensation                       $0.47         $0.38 (a)
  Stock based compensation, net       (0.05)        (0.09)
                                    --------       -------
Basic net income per share            $0.42         $0.29 (b)
                                    ========       =======

Diluted net income per share:
  Net income before stock based
   compensation                       $0.46         $0.36 (a)
  Stock based compensation, net       (0.05)        (0.08)
                                    --------       -------
Diluted net income per share          $0.41         $0.28 (b)
                                    ========       =======


    (a) Represents net income and basic and diluted net income per share for the 2005 period under GAAP as reported in the Company's filings with the Securities and Exchange Commission.

    (b) Represents pro-forma non-GAAP net income and basic and diluted net income per share for the 2005 period as if the Company had applied the fair value recognition provisions of SFAS No. 123R to prior quarters.


    CONTACT: BJ's Restaurants, Inc.
             Greg Levin, 714-500-2440